Exhibit 5.1

[Letterhead of Richards, Layton & Finger, P.A.]

November 13, 2019

Compass Diversified Holdings

Sixty One Wilton Road

Second Floor

Westport, Connecticut 06880

Re: Compass Diversified Holdings

Ladies and Gentlemen:

We have acted as special Delaware counsel to Compass Diversified Holdings, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)

The Certificate of Trust of the Trust as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on November 18, 2005, as amended by the Certificate of Amendment to Certificate of Trust as filed with the Secretary of State on September 13, 2007 with an effective date of September 14, 2007 (collectively, the “Certificate of Trust”);

(b)

The Trust Agreement, dated as of November 18, 2005 among Compass Diversified Holdings LLC (the “Company”) and the trustees named therein, as amended and restated by the Amended and Restated Trust Agreement for the Trust, dated as of April 25, 2006, as amended by the First Amendment, dated as of May 25, 2007, as further amended by the Second Amendment, dated as of September 14, 2007, as further amended by the Third Amendment, dated as of December 21, 2007 and effective as of January 1, 2007, as further amended by the Fourth Amendment, dated as of November 1, 2010, and as further amended and restated by the Second Amended and Restated Trust Agreement, dated as of December 6, 2016 (as amended and restated, the “Trust Agreement”) (including the form of Share certificate attached thereto as Exhibit A), incorporated by reference in the Registration Statement;

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November 13, 2019

(c)

The Registration Statement (the “Registration Statement”) on Form S-3, filed by the Company and the Trust with the Securities and Exchange Commission on or about November 13, 2019, including a prospectus (the “Prospectus”) relating to (i) a to be determined number of preferred and common shares of the Trust representing beneficial interests in the assets of the Trust which, at the time of sale pursuant to the Registration Statement will be previously issued by the Trust and held by certain selling shareholders to be named in one or more prospectus supplements (each, a “Selling Shareholder Share”, and collectively the “Selling Shareholders’ Shares”), (ii) Common Shares to be issued by the Trust pursuant to the Registration Statement (the “New Common Shares”), and (iii) preferred shares representing beneficial interests of the Trust to be issued by the Trust pursuant to the Registration Statement (the “New Preferred Shares”, and collectively with the New Common Shares, the “New Shares”, and each a “New Share”);

(d)

A certificate of the secretary of the Company, dated the date hereof, as to certain matters and attaching certain resolutions and written consents of the board of directors of the Company and committees thereof (collectively, the “Resolutions”); and

(e)	A Certificate of Good Standing for the Trust, dated November 12, 2019, obtained from the Secretary of State.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Agreement and the Certificate of Trust will be in full force and effect and will not be amended as of the date the New Shares and any Selling Shareholder Shares are issued, (ii) the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents (other than the Trust or, to the extent covered in the opinion of Richards, Layton & Finger, P.A. of even date herewith, the Company) examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties to the documents (other than the Trust or, to the extent covered in the opinion of Richards, Layton & Finger, P.A. of even date herewith, the Company) examined by us has the power and authority to

Compass Diversified Holdings

November 13, 2019

execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents (other than the Trust or, to the extent covered in the opinion of Richards, Layton & Finger, P.A. of even date herewith, the Company) examined by us, (vi) the receipt by each Person to whom a New Share is to be issued by the Trust of either (A) a new Share Certificate for such Share or (B) confirmation of the Trust’s registration in the Share Register of such Person as the registered owner of such New Share, and the payment for such New Share, in accordance with the Trust Agreement and the Registration Statement as of the date the New Shares are issued, (vii) that the New Shares will be authenticated, issued and sold to, and paid for by, the holders thereof in accordance with the Trust Agreement, the applicable Resolutions and the Registration Statement, (viii) that after the issuance and sale of the Selling Shareholders’ Shares and the New Common Shares under the Registration Statement and the Trust Agreement, the aggregate number of Common Shares issued by the Trust will not exceed 500,000,000 Common Shares, (ix) that after the issuance and sale of the Selling Shareholder’ Shares and the New Preferred Shares under the Registration Statement and the Trust Agreement, the aggregate number of Preferred Shares issued by the Trust will not exceed 50,000,000 Preferred Shares, (x) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of any such document prior to such amendment or restatement, (xi) that each Person to whom a Selling Shareholder Share was or will be issued by the Trust received or will receive either (A) a Share Certificate for such Selling Shareholder Share or (B) confirmation of the Trust’s registration in the Share Register of such Person as the registered owner of such Selling Shareholder Share, and the payment for such Selling Shareholder Share was made in accordance with the Trust Agreement as of the date such Selling Shareholder Share was issued or will be issued, and (xii) that the Selling Shareholders’ Shares were or will be duly authorized, authenticated, issued and sold to, and paid for by, the holders thereof in accordance with the Trust Agreement in effect at the time of such issuance. We have not participated in the preparation of the Registration Statement, except for this opinion, or the Prospectus and assume no responsibility for their contents, other than this opinion.

This opinion is limited to the laws of the State of Delaware that are currently in effect (excluding the blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.

Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.C. § 3801, et seq.

2. The New Shares of the Trust will be validly issued, fully paid and nonassessable beneficial interests in the assets of the Trust.

3. The Selling Shareholders’ Shares are or will be validly issued, fully paid and nonassessable beneficial interests in the assets of the Trust.

Compass Diversified Holdings

November 13, 2019

4. The Shareholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.